Exhibit 2.2
AMENDMENT NO. 2
TO THE
AGREEMENT AND PLAN OF MERGER
AND
ARRANGEMENT AGREEMENT
Among
TRIZEC PROPERTIES, INC.
TRIZEC HOLDINGS OPERATING LLC,
TRIZEC CANADA INC.,
GRACE HOLDINGS LLC,
GRACE ACQUISITION CORPORATION
GRACE OP LLC
and
4162862 CANADA LIMITED
Dated as of August 2, 2006

          THIS AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER AND ARRANGEMENT AGREEMENT, dated as of August 2, 2006 (this “Amendment”), is entered into by and among Trizec Properties, Inc., a Delaware corporation (“Trizec”), Trizec Holdings Operating LLC, a Delaware limited liability company (the “Operating Company”, and together with Trizec, the “Trizec Parties”), Trizec Canada Inc., a Canadian corporation (“TZ Canada”), Grace Holdings LLC, a Delaware limited liability company (“Parent”), Grace Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent (“MergerCo”), Grace OP LLC, a Delaware limited liability company (“Merger Operating Company”), 4162862 Canada Limited, a Canadian corporation and an affiliate of Parent (“AcquisitionCo,” and together with Parent, MergerCo and Merger Operating Company, the “Buyer Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and Plan of Merger and Arrangement Agreement, dated as of June 5, 2006, by and among the Trizec Parties, TZ Canada, and the Buyer Parties (the “Merger Agreement”).
          WHEREAS, the parties have previously amended the Merger Agreement pursuant to Amendment No. 1 to the Merger Agreement dated as of July 20, 2006 (“Amendment No. 1”);
          WHEREAS, the parties have agreed to amend the Merger Agreement for the second time to provide for the various matters set forth herein; and
          WHEREAS, the Board of Directors of Trizec, the Board of Directors of TZ Canada, and the board of directors or other governing body of each of the Buyer Parties have each approved the amendments of the Merger Agreement set forth herein.
          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
          1. Amendment of Section 2.03. Sections 2.03(a) and (b) of the Merger Agreement hereby are replaced in their entirety with the following:
               “SECTION 2.03. Effective Times of the Mergers and Arrangement.
               (a) At the Closing, TZ Canada shall send to the Director appointed under the CBCA, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the CBCA to give effect to the Arrangement. The Arrangement shall become effective upon the issuance of a certificate of arrangement and as at the “Effective Time” as such term is defined in the Plan of Arrangement (the “Plan of Arrangement Effective Time”).
               (b) At the Closing, promptly after the Plan of Arrangement Effective Time, Trizec shall duly execute and file a certificate of merger with respect to the Trizec Merger, in such form as is required by, and executed in accordance with, the relevant provisions of the DGCL (the “Trizec Certificate of Merger”), with the Secretary of State of the State of Delaware (the “DSOS”) in accordance with the DGCL. The Trizec Merger shall become effective upon such time as the Trizec Certificate of Merger has been filed with the DSOS, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the DGCL as the effective time of the Trizec Merger (the “Trizec Merger Effective Time”).”
          2. Correction of Cross-References.
          (a) In Section 1.01(a) of the Merger Agreement, the references to “Section 2.03(a)” under the defined terms “DSOS,” “Trizec Certificate of Merger” and “Trizec Merger Effective Time” hereby are revised to read “Section 2.03(b)”in each case.
          (b) In Section 1.01(a) of the Merger Agreement, the references to “Section 2.03(b)” under the defined term “Plan of Arrangement Effective Time” hereby are revised to read “Section 2.03(a).”
          3. Amendment to Exhibit A (Plan of Arrangement). Exhibit A to the Merger Agreement hereby is replaced in its entirety with Annex 1 attached hereto.
          4. Amendment to Exhibit I (Form of Hogan & Hartson L.L.P. Tax Opinion). Exhibit I to the Merger Agreement hereby is replaced in its entirety with Annex 2 attached hereto.
          5. Inclusion of New Section 8.16. The Merger Agreement is amended by adding a new section after Section 8.15 as follows:
          “SECTION 8.16. Certain Tax Elections. TZ Canada agrees, and Parent and AcquisitionCo agree to cause TZ Canada, to elect in its return of income under Part I of the Income Tax Act (Canada) not to have subsection 256(9) of the Income Tax Act (Canada) apply in respect of the acquisition of control of TZ Canada pursuant to the Plan of Arrangement, and to make any analogous election pursuant to provincial law.”
          6. Amendment of Section 9.01. The reference to “Trizec Merger” in the first sentence of Section 9.01 of the Merger Agreement hereby is amended to read “Mergers.”
          7. Amendment of Section 9.02. The reference to “Trizec Merger” in the first sentence of Section 9.02 of the Merger Agreement hereby is amended to read “Mergers.”
          8. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Amendment.
          9. Except as amended hereby, the Merger Agreement, as amended by Amendment No. 1, shall remain in full force and effect.
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

          IN WITNESS WHEREOF, the Buyer Parties, the Trizec Parties and TZ Canada have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

GRACE HOLDINGS LLC

By	/s/	Richard B. Clark

	Name:	Richard B. Clark
	Title:	President & Chief Executive Officer

GRACE ACQUISITION CORPORATION

By	/s/	Richard B. Clark

	Name:	Richard B. Clark
	Title:	President & Chief Executive Officer

GRACE OP LLC

By	/s/	Richard B. Clark

	Name:	Richard B. Clark
	Title:	President & Chief Executive Officer

4162862 CANADA LIMITED

By	/s/	Richard B. Clark

	Name:	Richard B. Clark
	Title:	President & Chief Executive Officer
[SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER AND ARRANGEMENT AGREEMENT]

TRIZEC PROPERTIES, INC.

By	/s/	Michael C. Colleran

	Name:	Michael C. Colleran
	Title:	Executive Vice President & Chief Financial Officer

TRIZEC HOLDINGS OPERATING LLC

By: Trizec Properties, Inc., its sole managing member

By	/s/	Michael C. Colleran

	Name:	Michael C. Colleran
	Title:	Executive Vice President & Chief Financial Officer

TRIZEC CANADA INC.

By	/s/	Robert B. Wickham

	Name: Title:	Robert B. Wickham President

By	/s/	Colin J. Chapin

	Name:	Colin J. Chapin
	Title:	Senior Vice President, Chief Financial Officer & Corporate Secretary
[SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE AGREEMENT AND PLAN OF MERGER AND ARRANGEMENT AGREEMENT]